SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):    November 28, 2006

ADSERO CORP.

(Exact name of registrant as specified in its charter)

Delaware	0-31040	65-0602729
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2101 Nobel Street, Sainte Julie, Quebec (Address of principal executive offices)	J3E 1Z8 (Zip Code)

(450) 922-5689

(Registrant’s telephone number, including area code)

_____________________________________________________________

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01	NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING

On November 28, 2006 we were notified by the National Association of Securities Dealers, Inc. that our common stock was being removed from quotation on the Over-The-Counter Bulletin Board (“OTCBB”) effective at the open of business on November 30, 2006, due to our failure on three separate occasions within a two year period, to make timely filings of our quarterly and annual reports. Consequently, our common stock is now quoted on the Pink Sheets. We are ineligible to apply for relisting on the OTCBB for a period of one year from the date of delisting.

We intend to continue to be a reporting issuer, however, and expect to file our delinquent quarterly report on Form 10-QSB for the quarter ended September 30, 2006 as soon as practicable. Further, we intend to apply for listing of our common stock on the Prime QX tier of the Pink Sheets premium tier, OTCQX, which is presently scheduled to commence trading in March 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ADSERO CORP.

Dated:	December 4, 2006	By:	/s/ William Smith
			Name:	William Smith
			Title:	Secretary, Treasurer, Chief Financial Officer